EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 2004 (except as to Note 16, as to which the date is February 11, 2004 and except to Notes 2, 3, 8, 12 and 14, as to which the date is September 15, 2004) included in Wits Basin Precious Minerals Inc.'s (f/k/a Active IQ Technologies, Inc.) Amendment No. 4 to Registration Statement on Form S-2/A, and to all references to our firm included in this registration statement.


                                       /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
December 21, 2004